EXHIBIT 10.8

AMENDED AND RESTATED DEFERRED FEE PLAN

ARTICLE I
BACKGROUND, PURPOSE AND EFFECTIVE DATE

Section 1.1            Background and Purpose of the Plan, Certain Definitions.

First Real Estate Investment Trust of New Jersey, a New Jersey business trust (the “Trust”), has established the Amended and Restated Officers and/or Trustees Deferred Fee Plan (the “Plan”) to allow its Trustees the opportunity to defer payment of all or a portion of the fees they receive for serving as an Officer and/or Trustee of the Trust.

Section 1.2            Effective Date and Term.

The Plan was established and became effective as of November 1, 2000, and was initially restated effective December 31, 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and as such the Plan should be interpreted and construed consistent with this intent. The Plan is amended and restated herein effective October 31, 2014. The Plan shall remain in effect until otherwise amended or terminated by the Board of Trustees of the Trust. The Plan, as herein amended and restated, shall be deemed adopted and approved by the Board of Trustees of the Trust as of, and the effective date of the Plan, as herein amended and restated, shall be, October 31, 2014 (the “Effective Date”).

ARTICLE II
CONTRIBUTIONS; RESERVATION OF SHARES

Section 2.1            Deferred Fees.

During the period in which this Plan remains in effect, the Trust shall credit to the Cash Account, as hereinafter defined, of any Trustee who elects to participate in this Plan (a “Participant”), the amount of future fees for service as a Trustee of the Trust that such Participant elects in writing (on a “Deferral of Fees and Payment Election Form” provided by the Trust) to defer (hereinafter “Deferred Fees”). On and after the Effective Date, all amounts previously deferred by a Participant prior to the Effective Date, including, without limitation, amounts deferred for services as a Trustee or as an Officer of the Trust, shall be credited to the Participant’s Cash Account (a Participant’s “Transferred Balance”). For the purpose of clarity, the Transferred Balance of a Participant who served as an Officer of the Trust prior to the Effective Date may include deferrals of compensation payable to such Participant for services as an Officer of the Trust; however, from and after the Effective Date, any Participant who is also an Officer of the Trust shall not be permitted to defer under this Plan any amounts paid or payable to such Participant as compensation for services as an Officer of the Trust. Each Trustee of the Trust can elect to defer all or a portion of his or her annual fees and/or his or her meeting fees. Elections to defer shall be made prior to the calendar year for which they are effective, which election shall include an election as to when the Participant’s benefits under the Plan shall commence. A Deferral of Fees and Payment Election Form setting forth the election to defer must be delivered to the Trust on or before the December 31 of the calendar year preceding the calendar year to which the election relates. An election to defer as set forth in the Deferral of Fees and Payment Election Form shall be irrevocable with respect to the calendar year in which it applies, and shall be effective only for that calendar year. A Participant who wishes to defer all or a portion of his or her annual fees and/or meeting fees for any successive calendar year must make a new election pursuant to a Deferral of Fees and Payment Election Form for each successive year in accordance with this Section 2.1 except to the extent set forth in the next sentence. In the event a Participant has elected an in-service distribution date on a prior year’s Deferral of Fees and Payment Election Form and fails to file a new Deferral of Fees and Election Form for the current deferral period so that the previously elected in-service distribution date is then twenty-four (24) months or less from the current deferral period, the Participant will be deemed to have filed a new Deferral of Fees and Payment Election Form for the current deferral period to have the amounts deferred for such period paid to him or her at retirement. The crediting of the amounts deferred under this Plan shall be made on the date on which such amounts would otherwise have been paid to the Participant.

67

Section 2.2            Reservation of Shares. There shall be reserved for issuance under this Plan an indeterminate number of shares of the Trust’s beneficial interest (“Common Shares”) to allow for the issuance of Common Shares to Participants with respect to the Share Units (as hereinafter defined) credited to the Participants’ Share Unit Accounts (as hereinafter defined) from time to time as specified in the Participants’ Deferral of Fees and Payment Election Forms.

ARTICLE III
ACCOUNTS AND MAINTENANCE

Section 3.1            Accounts.

(a)          Cash Account. The Trust shall maintain for each Participant an account to which it shall credit all amounts allocated thereto in accordance with Section 2.1 (the “Cash Accounts”). Each Cash Account shall be credited with interest on the amount in such account at a rate equal to a floating rate, adjusted quarterly, equal to the average interest rate on ten year Treasury bonds plus 150 basis points, credited in arrears.

(b)          Share Unit Account. From and after the Effective Date, on the last day of each calendar quarter, the aggregate amount of deferred fees pursuant to Section 2.1, but not the amount of a Participant’s Transferred Balance, and the interest accrued on each Cash Account (the “Conversion Balance”), shall be converted into share units (“Share Units”) equivalent to Common Shares. A Participant’s Transferred Balance shall not be converted into Share Units and shall remain in cash in the Participant’s Cash Account. Such conversion of the Conversion Balance shall be determined by dividing the aggregate amount to be converted on the last day of each calendar quarter by the Fair Market Value of one Common Share on the immediately preceding trading day. The Trust shall maintain for each Participant an account to which the Trust shall allocate the number of Share Units for full Common Shares so determined (the “Share Unit Account”), and the aggregate Fair Market Value of the Share Units so allocated shall be charged to such Participant’s Cash Account to reduce the balance thereof, but not below the Participant’s Transferred Balance.

68

(c)          In the event that any cash dividend is paid by the Trust with respect to the Common Shares, each Participant’s Share Unit Account will be credited with a number of Share Units equal to (x) the amount of the cash dividend paid with respect to one Common Share, (y) multiplied by the total number of Share Units credited to the Participant’s Share Unit Account as of the record date for such dividend, (z) divided by the Fair Market Value of one Common Share on the trading day immediately preceding the payment date of such dividend. In the event that any dividend is paid with respect to the Common Shares by the Trust in Common Shares, additional credits of Share Units shall be made to a Participant’s Share Unit Account equal to the number of full Common Shares that the Participant would have received had he or she been the owner, on the record date for such dividend, of a number of Common Shares equal to the number of Share Units in his or her Share Unit Account on such date. The Share Units credited to a Participant’s Share Unit Account, together with the balance of a Participant’s Cash Account, shall be collectively referred to herein as a Participant’s “Plan Benefits.”

(d)          Rights with Respect to Share Units. A Participant shall not have any rights as a shareholder (including, without limitation, the right to vote on any matter subject to the approval of the shareholders of the Trust) with respect to the Share Units credited to his or her Share Unit Account, except the right to receive credits for dividends paid with respect to the Common Shares as described in Section 3.1(b) above, nor shall a Participant have the right to transfer or otherwise dispose of any Share Units, until such time as such Share Units are issued to the Participant as Common Shares pursuant to the terms of this Plan.

(e)          Neither a Cash Account nor a Share Unit Account constitutes a trust fund or escrow. No funds or Common Shares shall be set aside or earmarked for any Cash Account or Share Unit Account, and such accounts shall be solely bookkeeping devices.

Section 3.2            Vesting.

At all times a Participant shall have a 100% nonforfeitable right to the amounts credited to his or her Cash Account and the Common Shares credited as Share Units to his or her Share Unit Account, provided that neither a Participant nor his or her Beneficiary shall be entitled to receive any amount in the Participant’s Cash Account or any Common Shares credited as Share Units to the Participant’s Share Unit Account if it is determined at any time that such Participant engaged in a dishonest act in the Participant’s relationship with the Trust, in the sole discretion of the Board of Trustees of the Trust.

ARTICLE IV
BENEFITS

Section 4.1            Payment of Benefits.

(a)          Payment At Retirement Age Election. At the time of entering into a deferral election, a Participant may elect to receive his or her Plan Benefits either at the retirement age specified by the Participant in his or her Deferral of Fees and Payment Election Form, or actual retirement, whichever occurs earlier (the “Payment Date”). On the Payment Date, (i) the Conversion Balance shall be converted using the Fair Market Value of the Common Shares on the immediately preceding trading day, and the resulting Share Units shall be credited to the Participant’s Share Unit Account, (ii) the remaining balance of the Participant’s Cash Account after such conversion (and reduction) shall be paid to the Participant in a lump sum, or in a number of substantially equal annual installments (not to exceed 10), as elected by a Participant at the same time and in the same manner as the election to defer is made pursuant to Section 2.1 on the Deferral of Fees and Payment Election Form, and (iii) the Trust shall issue to the Participant a number of Common Shares equal to the number of Share Units credited to the Participant’s Share Unit Account as of the Payment Date, including the Share Units credited to the Share Unit Account pursuant to clause (i) of this Section 4.1(a).

69

(b)          Special Rule for Participants Who are Officers. A Participant who is an Officer of the Trust who retires as an Officer on the last day of the Trust’s fiscal year shall receive payment of any Plan Benefits that such Participant is otherwise entitled to receive during the fiscal year in which retirement occurs, in the following fiscal year, notwithstanding the payment election made by such Participant. A Participant who is an Officer of the Trust who retires as an Officer prior to the last day of the Trust’s fiscal year shall be entitled to receive payment of his or her Plan Benefits in the same fiscal year during which the Participant retires in accordance with the Participant’s payment election.

(c)          Payment Upon Cessation of Service as a Trustee Election. Following a Participant’s cessation of service as a Trustee for any reason prior to retirement (as set forth in Section 4.1(a) above) or death (the date of which shall be referred to as the “Date of Cessation”), (i) the Conversion Balance shall be converted into Share Units using the Fair Market Value of the Common Shares on the trading day immediately preceding the Date of Cessation, and the resulting Share Units shall be credited to the Participant’s Share Unit Account, (ii) the Trust shall pay to the Participant the remaining balance of the Participant’s Cash Account (after the reduction of the balance thereof as a result of the conversion described in clause (i) above), either in a lump sum, or in a number of substantially equal annual installments (not to exceed 10), as elected by a Participant at the same time and in the same manner as the election to defer is made pursuant to Section 2.1 on the Deferral of Fees and Payment Election Form, and (iii) the Trust shall issue to the Participant a number of Common Shares equal to the number of Share Units credited to the Participant’s Share Unit Account as of the Date of Cessation.

(d)          In-Service Distributions Payment Election. At the time of entering into a deferral election, a Participant may elect to receive all or a part of his or her Plan Benefits as an in-service distribution at some designated time in the future, provided that the in-service distribution date shall be no earlier than the January 1st of the calendar year that is at least two (2) years following the year for which the deferral election is made. Deferred Fees for which a specific in-service distribution year (“In-Service Distribution Year”) is elected shall be allocated to a Cash Account that will be maintained separately from the Cash Account maintained under (a) or (c) above, and Share Units credited to the Participant with respect to the Conversion Balance shall be credited to a Share Unit Account that will be maintained separately from the Share Unit Account maintained under (a) or (c) above. If amounts are deferred in two (2) or more separate calendar years but are designated for distribution in the same In-Service Distribution Year, then such amounts shall be allocated to the same Cash Account. Upon attainment of the In-Service Distribution Year, Plan Benefits designated for the in-service distribution shall be paid to the Participant as follows: (i) the Conversion Balance designated for such In-Service Distribution Year shall be converted using the Fair Market Value of the Common Share on the last trading day of the In-Service Distribution Year, and the resulting Share Units shall be credited to the Participant’s Share Unit Account, (ii) the remaining balance of the Cash Account designated for such In-Service Distribution Year shall be paid to the Participant, either in a lump sum (after the reduction of the balance thereof as a result of the conversion described in clause (i) above, if any), or in a number of substantially equal annual installments (not to exceed 10), as elected by a Participant at the same time and in the same manner as the election to defer is made pursuant to Section 2.1 on the Deferral of Fees and Payment Election Form, and (iii) the Trust shall issue to the Participant a number of Common Shares equal to the number of Share Units credited to the Participant’s Share Unit Account designated for such In-Service Distribution Year.

70

(e)          Payment on a Change in Control Election. A Participant may also elect that all of the amounts then allocated to the Participant’s Cash Account(s) and Share Unit Account(s) be distributable to the Participant upon a Change in Control of the Trust. The existence of a Change in Control event shall be determined by the Committee in accordance with Section 409A of the Code and the guidance and Regulations issued thereunder.

(f)          Benefit Payment Restrictions. Notwithstanding anything to the contrary, the time or schedule of any payment or amount scheduled to be paid pursuant to the terms of this Plan may not be modified except as otherwise permitted under Section 409A of the Code and the guidance and Regulations issued thereunder. In addition, if applicable, and to the extent required under Section 409A of the Code (and the guidance and Regulations issued thereunder), no payment shall be made to a Participant if he or she is a specified employee/key employee (within the meaning of Section 409A of the Code and Regulation Section 1.409A-1(i)) sooner than six (6) months after the date of his or her separation from service with the Trust (within the meaning of Regulation Section 1.409A-1(h)).

(g)          Change in Payment Election. Notwithstanding the preceding provisions of this Section 4.1 to the contrary, a Participant may subsequently elect, in such form and manner as prescribed by the Committee, that the benefits credited to one or more of his or her Cash Account(s) and Share Unit Account(s) be distributed commencing on a date later than that originally selected, provided that any such election is modified at least twelve (12) months (and more than one calendar year) prior to (i) the date payments would otherwise commence; (ii) the Participant is still a member of the Board of the Trust; and (iii) the length of the postponement be for at least an additional five (5) years from the date the payment otherwise would have been paid.

Section 4.2            Upon Death.

(a)          Prior to Commencement of Payment of the Benefit. In the event of a Participant’s death prior to the commencement of payment of the Plan Benefits under Section 4.1, the Trust shall pay the Plan Benefit to the Participant’s Beneficiary, in a lump sum payment or in that number of substantially equal annual payments (not to exceed 10) as elected by the Participant at the same time and in the same manner as the election to defer is made pursuant to Section 2.1 in the Participant’s Deferral of Fees and Payment Election Form. The Survivor Benefit shall be payable at the time specified in the Deferral of Fees and Payment Election Form.

71

(b)          After Commencement of Payment of the Benefit. In the event of the death of a Participant after commencement of the Payment of the Plan Benefit under Section 4.1, the Trust shall continue Payment of the remaining Plan Benefits to the Participant’s Beneficiary in the same manner and at the same times as if the Participant had not died.

Section 4.3            Unforeseeable Emergency.

(a)          In the case of an Unforeseeable Emergency, as defined below, a Participant may submit a written request to the Committee for (1) a distribution of all or a part of his or her Cash Account(s) and Share Unit Account(s) prior to the date benefits otherwise would be payable, or (2) an acceleration of the payment of installment payments which have already begun. Withdrawals or acceleration because of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency.

(b)          An Unforeseeable Emergency is a severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant and as defined in Regulation Section 1.409A-3(i)(3). The need to send the Participant’s child to college or the desire to purchase a residence will not be considered Unforeseeable Emergencies. Withdrawals will not be permitted to the extent such emergency is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise or (b) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

Section 4.4            Distribution Upon Determination that the Participant is not Exempt Under ERISA.

If it is determined that the Participant is not a “management or highly compensated employee” within the meaning of Section 201(2) of the Employee Retirement Income Security Act (“ERISA”), by a opinion of the United States Department of Labor, a decision of a court of competent jurisdiction, or the reasonable opinion of the Trust’s counsel, the Trust shall cause an immediate distribution of the Participant’s Cash Account(s) and Share Unit Account(s) as if the Participant had attained the designated distribution date as elected on his or her Deferral of Fees and Payment Election Form and that the method of distribution elected was in the form of a lump sum.

Section 4.5            Distribution Upon Determination of Taxability.

(a)          If it shall be determined that any Participant entitled to benefits under the Plan is subject to federal or state income taxes on benefits accruing to him or her under the Plan in a calendar year prior to the calendar year of his or her receipt of such benefits (pursuant to Section 409A of the Code or due to a change in the federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a Regulation issued by the Secretary of Treasury, a decision by a court of competent jurisdiction involving the Participant, or a closing agreement made pursuant to Section 7121 of the Code that is approved by the Internal Revenue Service and specifically involves the Participant, or with respect to state income taxation, any relevant state law, regulation, ruling, announcement, court decision or settlement agreement involving the Participant and the state taxing authority), then, within thirty (30) days after the Administrator has learned of the incidence of such taxation, the Trust shall cause a distribution to be made to the Participant from his or her Cash Account(s) and/or an issuance of Common Shares with respect to the Share Units credited to the Participant’s Share Unit Account(s), in an amount equal to the maximum marginal individual federal and state income tax rate for the year of inclusion multiplied by an amount subject to such federal or state income taxation. If all or part of the distribution is to be made from a Participant’s Share Unit Account(s), the Trust shall issue to the Participant a number of Common Shares with a Fair Market Value on the trading day immediately preceding the date of such distribution equal to the amount of such distribution with a corresponding number of Share Units deducted from the Share Unit Account. Notwithstanding the preceding sentence, any such distribution and/or issuance shall not be made to a Participant subject to taxation unless he or she acknowledges to the Trust that such distribution and/or issuance will reduce/be taken from his or her Cash Account(s) and/or Share Unit Account(s), respectively.

72

(b)          The Trust may also accelerate the time or schedule of payments from a Participant’s Cash Account(s) and/or issuances of Common Shares with respect to the Share Units credited to the Participant’s Share Unit Account(s), to pay the Federal Insurance Contribution Act (“FICA”) tax imposed under Sections 3101, 3121(a) or 3121(v)(2) of the Code or to pay the income tax at the source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state law. If the time or schedule of issuances of Common Shares with respect to a Participant’s Share Unit Account is to be accelerated, the acceleration shall relate to issuances of Common Shares with an aggregate Fair Market Value on the trading day immediately preceding the date of such acceleration equal to the amount of the FICA tax so imposed, and a corresponding number of Share Units shall be deducted from the Share Unit Account. Notwithstanding the above, the total payment from a Participant’s Cash Account(s) and/or issuance of Common Shares with respect to the Share Units credited to the Participant’s Share Unit Account(s) under this subparagraph may not exceed the aggregate FICA amount and the income tax withholding related to the FICA amounts. Notwithstanding the above, any such distribution and/or issuance shall not be made unless the Participant acknowledges to the Trust that such distribution and/or issuance will reduce/be taken from his or her Cash Account(s) and/or Share Unit Account(s), respectively.

ARTICLE V
ADMINISTRATION

Section 5.1            Administrator.

The Plan shall be administered by the Board of Trustees of the Trust or the Compensation Committee of the Board of Trustees (hereinafter, in either case, the “Administrator”). The Administrator shall be authorized to interpret the Plan and to make decisions regarding any questions arising thereunder. Any such interpretation or decision of the Administrator shall, unless overruled or modified by the Board of Trustees, be final, conclusive and binding upon all Participants and upon any person claiming benefits or rights under the Plan by or through any such individual. No member of the Board of Trustees or Compensation Committee serving as the Administrator shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. The Administrator may, in its discretion, designate a person or persons to carry out such duties or functions as the Administrator determines. Notwithstanding any provision of the Plan to the contrary, if the Administrator is the Compensation Committee, any duty or function which may be performed by the Compensation Committee may instead be performed by the Board of Trustees if the Board of Trustees so determines in its sole discretion.

73

Section 5.2            Plan Intent and Interpretation.

The Plan is intended to be, to the maximum extent possible and permitted under applicable laws, an unfunded non-qualified benefit plan maintained primarily for the purpose of providing deferred compensation for management/highly compensated employees, as contemplated by Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan is not intended to comply with the requirements of Section 401(a) of the Code or to be subject to parts 2, 3 and 4 of Title I of ERISA. The Plan shall be administered by the Administrator so as to effectuate this intent. Furthermore, the Plan is intended to be a non-qualified deferred compensation plan as described in Section 409A of the Code and it is intended that it shall be operated, administered and construed to give effect to such intent.

ARTICLE VI
AMENDMENT, SUSPENSION OR TERMINATION

Section 6.1            Amendment, Suspension or Termination.

The Board of Trustees of the Trust may amend, suspend or terminate this Plan, in whole or in part, at any time and from time to time by resolution adopted at a regular or special meeting of such Board, and only in such manner. Notwithstanding the above, the Trust reserves the right to amend this Plan at any time to comply with Section 409A of the Code and the guidance and Regulations issued thereunder or for any other purpose, provided that such amendment will not result in taxation to or of any Participant under Section 409A of the Code. The Trust also reserves the right to terminate the Plan at any time to comply with Section 409A of the Code if it is terminating all of the Trust’s like kind plans pursuant to Regulation Section 1.409A-1(c)(2).

Section 6.2            No Reduction.

No amendment, suspension or termination shall operate to adversely affect the existing Plan Benefits accrued for any Participant who is in service or the Plan Benefits otherwise available to a Participant if the Participant had ceased to be an Officer and/or Trustee as of the effective date of such amendment, suspension, or termination. Any Plan Benefits determined as of such date shall continue to be payable as provided in Article IV.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1            Beneficiary.

“Beneficiary” shall mean any one or more persons, corporations or trusts, or any combination thereof, last designated by a Participant to receive the Plan Benefits provided under this Plan. Any designation made hereunder shall be revocable, shall be in writing either on a facsimile of the form annexed hereto as Schedule 1 or in a written instrument containing the information requested in Schedule 1, and shall be effective when delivered to the Trust at its principal office. If the Trust in its sole discretion determines that there is not a valid designation, the Beneficiary shall be the executor or administrator of the Participant’s estate.

74

Section 7.2            Nonassignability.

The interest of any person under this Plan (other than the Trust) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance, or the claims of creditors of such person, and any attempt to effectuate any such actions shall be void.

Section 7.3            Interest of Participant.

(a)          A Participant and any Beneficiary shall be, in respect to the Cash Account(s), Share Unit Account(s) and any Plan Benefits to be paid, and shall remain, simply a general unsecured creditor of the Trust in the same manner as any other creditor having a general claim for compensation, if and when the Participant’s or Beneficiary’s rights to receive the Plan Benefits shall mature and become payable. As such, the Trust’s obligation to a Participant and his or her Beneficiary under this Plan shall be a general unsecured contractual obligation of the Trust and neither the Participant nor his or her Beneficiary shall have at any time any right, title or interest, legal or equitable, security lien or other proprietary interest in or to any asset of the Trust, including, but not limited to, any amounts credited to the Cash Account(s) and the shares of Common Share credited as Share Units to the Share Unit Account(s).

(b)          Unfunded Plan. For purposes of the Code and ERISA, this Plan shall be considered unfunded. Accordingly, any Plan Benefits to be provided under this Plan are unfunded obligations of the Trust. Any payment under this Plan shall be made from the general funds of the Trust and nothing in this Plan shall require the Trust to segregate any monies from its general funds, to create any trust, or to make any special deposits, or to purchase any policies of insurance or other investment vehicles with respect to such obligations. If the Trust elects to purchase individual policies of insurance on any Participant or segregate funds to invest in other investment vehicles to help finance any of the obligations under the Plan, such policies and/or investment vehicles and the proceeds therefrom shall, at all times remain the sole property of the Trust, and neither the Participants or their Beneficiaries shall have any ownership rights to such policies of insurance or other investment vehicles.

Each Participant entitled to Plan Benefits has the status of a general unsecured creditor of the Trust and this Plan constitutes a mere promise by the Trust to make benefit payments in the future. If the Trust should transfer to a trust any assets which could in the future be used to pay Plan Benefits, such trust created by the Trust and any assets held by the trust to assist the Trust in meeting its obligations under this Plan will conform to the terms of the model trust described in Revenue Procedure 92-64. Except with respect to transfers to such a trust, if applicable, no provisions shall at anytime be made with respect to segregating assets of the Trust for payment of Benefit Payments under the Plan. In addition, nothing contained in this Plan shall constitute a guaranty by the Trust or any other entity or individual that the Trust’s assets will be sufficient to pay benefits under this Plan.

75

Section 7.4            Withholding.

The Trust shall have the right to deduct or withhold from the Plan Benefits paid under this Plan all taxes which may be required to be deducted or withheld under any provision of law (including, but not limited to, FICA Tax payments, income tax withholding and any other deduction or withholding required by law) now in effect or which may become effective any time during the term of this Plan.

Section 7.5            Exclusivity of Plan.

This Plan is intended solely for the purpose of deferring fees to the Participants to the mutual advantage of the parties. Nothing contained in this Plan shall in any way affect or interfere with the right of a Participant to participate in any other benefit plan in which he or she may be entitled to participate.

Section 7.6            No Right to Continued Service.

This Plan shall not confer any right to continued service on a Participant of the Trust.

Section 7.7            Notice.

Each notice and other communication to be given pursuant to this Plan shall be in writing and shall be deemed given only when (a) delivered by hand, (b) transmitted by facsimile (provided that a copy is sent at approximately the same time by registered or certified mail, return receipt requested), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or (d) by Express Mail, Federal Express or other overnight delivery service, to the Trust at its principal office and to a Participant at the last known address of such Participant (or to such other address or facsimile number as a party may specify by notice given to the other party pursuant to this Section).

Section 7.8            Compliance with Code.

The Participants and the Trust intend that this Plan, in form and operation, comply with Section 409A of the Code and the Regulations issued thereunder. The Trust and the Administrator will at all times interpret the Plan’s terms in a manner which is consistent with all applicable laws and Regulations; however, as required under Regulation Section 1.409A-1(c)(1), the interpretation of the Plan does not permit the deletion of material terms which are expressly contrary to Section 409A of the Code and the Regulations issued thereunder and also does not permit the addition of missing terms necessary to comply thereunder. Such deletion or addition may be accomplished only in the form of a Plan amendment in accordance with Section 6.1 of the Plan.

Section 7.9            New Jersey Law Controlling.

This Plan shall be construed in accordance with the laws of the State of New Jersey.

76

Section 7.10            Binding on Successors.

This Plan shall be binding upon the Participants and the Trust, and their heirs, successors, legal representatives and assigns.

77

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

_____________________

Deferral of Fees and Payment Election Form

_____________________

Name:
Address:

Telephone (daytime):
Social Security Number:

I.	Deferral of Fees Election:

I elect to defer the following fees in the following amounts or percentages:

TYPE OF FEE	AMOUNT OR PERCENTAGE DEFERRED
Trustee’s annual fee
Trustee’s meeting fee
Date of this election: __________________

78

II.          Benefit Payment Elections:

With respect to the fees deferred pursuant to my Deferral of Fees dated ______________, I _________________________, hereby elect to have my Plan Benefit commence and the form of Plan Benefit payment to be as follows (Complete 1 or 2 plus 3 and 4):

1.            (a)          Retirement Benefit.

I elect to receive my Plan Benefits as follows:

Benefit to commence:          At retirement age of _____, or actual retirement, if later.

Benefit to be paid: (check one) [___] Lump sum          [___] Installments over ___ years (not to exceed 10).

               (b)          Termination of Benefit

If my service as a trustee of the Trust ceases before I am eligible to retire, I elect to receive my benefit as follows:

Benefit to commence:          [___] At termination          [___] At the retirement age set forth above.

Benefit to be paid: (check one) [___] Lump sum          [___] Installments over ___ years (not to exceed 10).

2.	In-Service Distribution

I elect to receive my Plan benefits during service as follows:

Benefit to commence in ___ calendar years (must be at least 2 calendar years after the year for which deferrals are made).

Benefit to be paid: (check one) [___] Lump sum          [___] Installments over ___ years (not to exceed 10).

3.	Survivor Benefit

If my death occurs prior to commencement of my retirement benefits, I elect to have survivor benefits paid as follows:

Benefit to commence:          [___] Immediately          [___] When it would have been otherwise paid to me as elected above.

I designate the following as my beneficiary: ___________________________________

79

4.	Change in Control

If a Change in Control occurs, I elect to receive my Plan Benefits as follows:

Benefit to commence:          [___] Immediately          [___] When it would have been otherwise paid to me as elected above.

Benefit to be paid:          [___] Lump sum          [___] Installments over ___ years (not to exceed 10).

I understand that if I defer the date at which a Plan Benefit is to commence, the change shall supersede the date of payment herein selected. Any such change must be made on forms provided by the Company and must be made at least twelve (12) months (and more than one calendar year) prior to the date payments would otherwise commence (and the Change must defer Plan Benefit Payment no less than five (5) years from the date Plan Benefits were originally scheduled to commence.

Trustee’s Signature: ______________________

Received by: (Signature): ________________________________

Date: ___________________ Title: _______________________

80

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

_____________________

Change of Payment Election Form

_____________________

With respect to the fees deferred pursuant to my Deferral of Fees and Payment Election Form dated _____________, I, ________________, hereby elect to change the date at which my Plan Benefit is to commence as follows to a date which is at least five (5) years later than the date when any Plan Benefits were originally scheduled to commence:

1.	Retirement Benefit

I elect to receive my Plan Benefits as follows:

Benefit to commence:          At retirement age of ___, or actual retirement, if later but in no event earlier than five (5) years from the date when the applicable Plan Benefits were originally scheduled to be paid.

2.	In-Service Distribution

I elect to receive my Plan Benefit during service as follows:

Benefit to commence on a date in ___ calendar year (which is at least five (5) years later than the date originally selected for any In-Service Distribution Plan Benefits to commence.)

I understand that any change in the date at which a Plan Benefit is to commence shall supersede the date of payment previously selected, provided it is made at least twelve (12) months (and more than one calendar year) prior to the date payments would otherwise commence and the change must defer the payment date of any Plan Benefits at least five (5) years from the date on which any Plan Benefits were originally scheduled to be paid.

Dated:

 Trustee’s Signature: ____________________

81